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                                                                   Exhibit 23.05

               Consent of Ernst & Young LLP, Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-4) and related Prospectus of Quintiles Transnational Corp. related to its proposed merger with Pharmaceutical Marketing Services, Inc. of our report dated January 29, 1999, with respect to the consolidated financial statements of ENVOY Corporation included in Quintiles Transnational Corp.'s Current Report on Form 8-K to be filed with the Securities and Exchange Commission on or about February 16, 1999.

                                                           /s/ Ernst & Young LLP

Nashville, Tennessee
February 16, 1999